Exhibit 1

MEMBERS OF THE BOARD AND THE EXECUTIVE OFFICERS

OF

AXA

The names of the Members of the Board and the Executive Officers of AXA and their business addresses and principal occupations are set forth below. If no address is given, the Member’s business address is that of AXA at 25, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA and each individual is a citizen of the Republic of France.

MEMBERS OF THE BOARD OF DIRECTORS

Name, Business Address	Present Principal Occupation

Henri de Castries	Chairman of the Board of Directors and Chief Executive Officer Chairman of the Board, AXA Financial, Inc.

Ramon de Oliveira Investment Audit Practice, LLC 580 Park Avenue New York, NY 10065 USA	Managing Director of Investment Audit Practice, LLC (United States)

Norbert Dentressangle Dentressangle Initiatives (SAS) 30bis, rue Sainte Hélène 69287 Lyon Cedex 02 France	Vice-Chairman of the Board of Directors, Lead Independent Director Chairman of Dentressangle Inititaives (SAS) (France)

Denis Duverne	Deputy Chief Executive Officer, in charge of Finance, Strategy and Operations

Jean-Pierre Clamadieu Solvay Rue de Ransbeek 310 1120 Brussels Belgium	Chairman of the Executive Committee and director of Solvay (Belgium)

Jean-Martin Folz	Companies’ director

Name, Business Address	Present Principal Occupation

Paul Hermelin Capgemini Group 11 rue, de Tilsitt 75017 Paris France	Chairman & Chief Executive Officer of Capgemini Group (France)

Mrs. Isabelle Kocher GDF SUEZ Tour T1 - 35è étage 1, place Samuel de Champlain Faubourg de l’Arche 92400 Courbevoie France	Executive Vice-President & Chief Financial Officer of GDF SUEZ (France)

Mrs. Suet Fern Lee (1) Stamford Law Corporation 10 Collyer Quay #27-00 Ocean Financial Centre Singapore 049315 Singapore	Senior Partner of Stamford Law Corporation (Singapore)

Stefan Lippe (2) Baarerstrasse 8 CH 63000 Zug Switzerland	Co-founder and Vice-Chairman of the Board of Directors of Acqupart Holding AG (Switzerland) and Acqufin AG (Switzerland)

Francois Martineau Lussan / Societe d’avocats 282, boulevard Saint Germain 75007 Paris France	Attorney at law (France)

Mrs. Deanna Oppenheimer (3)(4) CameoWorks 1215 Fourth Avenue, Suite 935 Seattle, WA 98161 USA	Chief Executive Officer of CameoWorks (United States)

Name, Business Address	Present Principal Occupation

Mrs. Doina Palici-Chehab (2) AXA Insurance Singapore Pte. Ltd. 8 Shelton Way #27-01 AXA Tower Singapore 068811 Singapore	Member of the Board of Directors, representing the employee-shareholders Chief Executive Officer of AXA Singapore General Insurance (Singapore)

Mrs. Dominique Reiniche The Coca Cola Company 27 rue Camille Desmoulins 92784 Issy-les Moulineaux Cedex 9 France	Chairman Europe of The Coca-Cola Company (France)

Marcus Schenck (2) E-ON AG E.ON—Platz 1 40479 Düsseldorf Germany	Member of the Management Board and Chief Financial Officer of E.ON AG (Germany)

EXECUTIVE OFFICERS

Members of the AXA Executive Committee

Name, Business Address	Present Principal Occupation

Henri de Castries	Chairman of the Board and Chief Executive Officer

Denis Duverne	Deputy Chief Executive Officer in charge of Finance, Strategy and Operations

Michael Bishop (3) AXA China Region Limited 66F One Island East 18 Westlands Road Quarry Bay, Hong Kong	Chief Executive Officer of AXA Asia

Name, Business Address	Present Principal Occupation

Thomas Buberl (2) AXA Konzern AG Colonia-Allee 10-20 51067 Koln Germany	Chief Executive Officer of AXA Konzern AG (Germany)

Philippe Egger (5) AXA Winterhur Switzerland General Guisan-Strasse 40 8400 Winterthur Switzerland	Chief Executive Officer of Insurance activities in Switzerland

Paul Evans (3) AXA UK plc 5 Old Broad Street London ECN 1AD United Kingdom	Chief Executive Officer of AXA UK

Jean-Laurent Granier AXA 9, avenue de Messine 75008 Paris France	Chief Executive Officer of the Mediterranean and Latin America Region business unit, Chairman & CEO of AXA Global P&C and in charge of overseeing the worldwide operations of AXA Corporate Solutions

Gérald Harlin	Group Chief Financial Officer

Peter Kraus (4) AllianceBernstein 1345 Avenue of the Americas New York, NY 10105 USA	Chairman & Chief Executive Officer of AllianceBernstein

Jean-Louis Laurent Josi AXA Life Insurance Japan NBF Platinum Tower 1-17-3 Shirokane Minato-ku Tokyo 108-8020 Japan	Chief Executive Officer of AXA Japan

Name, Business Address	Present Principal Occupation

Nicolas Moreau AXA France 313, Terrasses de l’Arche Terrasse 1 92727 Nanterre Cedex France	Chairman & Chief Executive Officer of AXA France and in charge of overseeing the worldwide operations of AXA Assistance and AXA Global Direct

Mark Pearson (3) AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	President & Chief Executive Officer of AXA Financial, Inc. Chairman & Chief Executive Officer of AXA Equitable Life Insurance Company

Andrea Rossi (6) AXA Investment Managers Coeur Défense 100, Esplanade du Général de Gualle 92932 Paris La Défense France	Chief Executive Officer of AXA Investment Managers

George Stansfield (4)	AXA Group General Counsel and Head of Group Human Resources

Emmanuel de Talhouët AXA Belgium SA Boulevard du Souverain, 25 1170 Brussels Belgium	Chief Executive Officer of AXA Belgium

Jacques de Vaucleroy (7) AXA Belgium SA Boulevard du Souverain, 25 1170 Brussels Belgium	Chief Executive Officer for the Northern, Central and Eastern Europe business unit and Global Head of Life & Savings and Health

Mrs. Véronique Weill	Group Chief Operating Officer

(1)	Citizen of Singapore
(2)	Citizen of the Federal Republic of Germany
(3)	Citizen of United Kingdom
(4)	Citizen of United States of America
(5)	Citizen of Switzerland
(6)	Citizen of Italy
(7)	Citizen of Belgium